UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2024 (December 4, 2024)

Air Products and Chemicals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-04534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

(Address of principal executive offices and zip code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	APD	New York Stock Exchange
1.000% Euro Notes due 2025	APD25	New York Stock Exchange
0.500% Euro Notes due 2028	APD28	New York Stock Exchange
0.800% Euro Notes due 2032	APD32	New York Stock Exchange
4.000% Euro Notes due 2035	APD35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On the afternoon of December 4, 2024, the day after Air Products and Chemicals, Inc. (the “Company”) filed its definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission, the Company received notice from Mantle Ridge LP and certain of its affiliates (collectively, “Mantle Ridge”) that it was withdrawing its nomination and proposal for each of David Khani, N. Thomas Linebarger, Nichelle-Maynard-Elliott, Donald Wallette, Jr. and J. Steven Whisler, and, accordingly, only nominating its remaining four candidates for election to the Board of Directors of the Company at the Company’s upcoming 2025 Annual Meeting of Shareholders, to be held on January 23, 2025 (the “Nomination Change”).

Mantle Ridge has yet to file revised preliminary proxy materials regarding its Nomination Change. However, the Company is filing this Current Report on Form 8-K for the purpose of informing Company shareholders of this material change by Mantle Ridge. The Company expects to file a supplement to its Definitive Proxy Statement and a new WHITE proxy card reflecting the Nomination Change in the near term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Date: December 5, 2024	By:	/s/ Sean D. Major
Sean D. Major
Executive Vice President,
General Counsel and Secretary